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SARNA  &  COMPANY

     Certified
     Public
     Accountants
____________________

                         ________________________________________
                         310           Westlake       805
                         N.  Westlake  Village        371-8900
                         Boulevard     California     Fax  805
                         Suite  270    91362          379-0140




                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our audit report dated March 22, 2002, on the financial statements of Green Fusion Corporation (the "Company") for the period ended December 31, 2001 and 2000 in the Company's Form 10-KSB to be filed with the United States Securities and Exchange Commission. We also consent to the application of such report to the financial information in the Form 10-KSB, when such financial information is read in conjunction with the financial statements referred to in our report.



/s/  Sarna  &  Company

SARNA  &  COMPANY
Certified  Public  Accountants
Westlake  Village,  California
March  22,  2002